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                                                                 EXHIBIT 10(xiv)
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                     PFIZER INC. DEFERRED COMPENSATION PLAN

ARTICLE 1.  PURPOSE

     1.1 Pfizer Inc., a Delaware corporation (the "Company"), hereby establishes, effective as of December 1, 1997, a deferred compensation plan for key employees as described herein, which shall be known as the "Pfizer Inc. Deferred Compensation Plan" ( the "Plan")

     1.2 Purpose. The purpose of the Plan is to provide certain key employees of the Company with the opportunity to voluntarily defer a portion of their compensation, subject to the terms of the Plan. By adopting the Plan, the Company desires to enhance its ability to attract and retain key employees.

ARTICLE 2.  DEFINITIONS

     Whenever used herein, the following terms when capitalized shall have the meaning set forth below:

a "Award" means the Annual Incentive Award based on an assessment of performance, payable by the Company to a Participant for the Participant's services during a given calendar year of the Company. Awards shall be deemed earned only upon formal announcement thereof by the Company.

b  "Board" or "Board of Directors" means the Board of Directors of the Company.

c  "Change in Control" shall mean the occurrence of any of the following events:

     (i) at any time during a two-year period, at least a majority of the Company's Board of Directors shall cease to consist of "Continuing Directors" (meaning directors of the Company who either were directors at the beginning of such two-year period or who subsequently became directors and whose election, or nomination for election by the Company's stockholders, was approved by a majority of the then Continuing Directors); or

     (ii) any "person" or "group" (as determined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934), except any majority-owned subsidiary of the Company or any employee benefit plan of the Company or any trust or investment manager thereunder, shall have acquired "beneficial ownership" (as determined for purposes of Securities and Exchange Commission ("SEC") Regulation 13d-3) of shares of Common Stock of the Company having 15% or more of the voting power of all outstanding shares of capital stock of the Company, unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition; or

    (iii) a merger or consolidation occurs to which the Company is a party, whether or not the Company is the surviving corporation, in which outstanding shares of Common Stock of the Company are converted into shares of another company (other than a conversion into shares of voting common stock of the successor corporation or a holding company thereof representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation) or other
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          securities (of either the Company or another company) or cash or other property; or

     (iv) the sale of all, or substantially all, of the Company's assets occurs; or

     (v) the stockholders of the Company approve a plan of complete liquidation of the Company.

d  "Code" means the Internal Revenue Code of 1986, as amended.

e "Committee" means the Executive Compensation Committee of the Board or the Employee Compensation and Management Development Committee, as appropriate, and any successor thereto.

f "Company" means Pfizer Inc., a Delaware corporation (including any and all subsidiaries), and any successor thereto.

g "Compensation" means the gross Salary, Award, Long-Term Incentive Awards, and other payments which may be eligible for deferral under the Plan, which are payable to a Participant with respect to services performed during a specified period.

h  "Disability" means a disability which would qualify the Participant for Long-
     Term Disability benefits under the Pfizer Long Term Disability Plan and, as such plan may be amended from time to time.

i  "Employee" means a salaried employee of the Company.

j  "ERISA" means the Employee Retirement Income Security Act of 1974.

k  "Federal Long-term Rate" means the 30-year constant maturity U.S. Treasury
     Rate from the Federal Reserve Bank for the previous month.

l "Long-Term Incentive Awards" means Performance-Contingent Share Awards or proceeds from a cashless exercise of stock options.

m  "Participant" means an Employee who has elected to participate in the Plan.

n "Salary" means all regular wages, before reduction for amounts deferred pursuant to the Plan or any other plan of the Company, payable in cash to a Participant for services rendered during the calendar year, exclusive of any Award, Long-Term Incentive Awards, other special fees, allowance, or amounts designated by the Company as payment toward or reimbursement of expenses.

ARTICLE 3.  ADMINISTRATION

     3.1 Authority of the Committee. The Committee shall initially administer the Plan. Subject to the terms of this Plan, the Committee may appoint a successor committee to administer the Plan.

     Subject to the provisions herein, the Committee shall have the exclusive discretion to select Employees for participation in the Plan; to determine the terms and conditions of each Employee's participation in the Plan; to make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan including the right to construe disputed or doubtful Plan terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law; to construe and interpret any

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agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; to amend (subject to the provisions of Article 9 herein) the terms and conditions of the Plan and any agreement entered into under the Plan; and to make other determinations which may be necessary or advisable for the administration of the Plan. Subject to the terms of the Plan, the Committee may delegate any or all of its authority granted under the Plan to one or more executives of the Company.

     3.2 Claims Procedure. If a request for benefits by a Participant or beneficiary is wholly or partially denied, the Committee will provide such claimant written notice setting forth the denial. A review procedure is available upon written notice of the denial of the claim, and includes the right to examine pertinent documents and submit issues and comments in writing to the Committee. The decision on review will be made within 90 days after receipt of the request for review, unless circumstances warrant an extension of time not to exceed an additional 90 days, and shall be in writing. If a decision on review is not made within such period, the Participant's claim shall be deemed denied.

     3.3 Decisions Binding. All determinations and decisions of the Committee as to any disputed question arising under the Plan shall be final, conclusive and binding on all parties.

ARTICLE 4.  ELIGIBILITY AND PARTICIPATION

     4.1 Eligibility. Employees eligible to participate in the Plan include key employees of the Company, as selected by the Committee in its sole discretion. It is the intent of the Company to extend eligibility only to those executives who comprise a select group of "management or highly compensated employees," such that the Plan will qualify for treatment as a "Top hat" plan within the meaning of Sections 201, 301 and 401 of ERISA.

     In the event a Participant no longer meets the requirements for participation in the Plan, such Participant shall become an inactive Participant, retaining all the rights described under the Plan, except the right to make any further deferrals, until such time as the Participant again becomes eligible for participation in the Plan, at which time the Participant shall become an active Participant.

     4.2 Participation. Participation in the Plan shall be determined annually by the Committee based upon the criteria set forth in Section 4.1 herein. Employees who are chosen to participate in the Plan in any given year shall be so notified in writing.

     4.3 Partial Year Eligibility. In the event than an Employee first becomes eligible to participate in the Plan during any given year, such Employee shall as soon as practicable be so notified in writing by the Company and provided with an "Election Form," which must be completed by the Employee as set forth in
Section 5.2 herein; provided, however, that such Employee may make an election to defer only with respect to that portion of his or her Compensation for such year which is to be paid after the date of filing of the deferral election.

ARTICLE 5.  DEFERRAL OPPORTUNITY

     5.1 Amount Which May Be Deferred. A Participant may elect to defer up to one hundred percent (100%) of eligible components of Compensation, provided, that the Committee shall have sole discretion to designate which components of Compensation are eligible for deferral elections under the Plan in any such year. The minimum amount of any single eligible component of Compensation, which may be deferred in any given year, is ten percent (10%) of each such

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component. In addition, an election to defer Compensation in any given year must be expressed by each Participant in increments of ten percent (10%) of the applicable component of Compensation.

     5.2 Deferral Election. Participants shall make their elections to defer Compensation under the Plan for a given calendar year not later than (a) thirty
(30) days prior to the beginning of such calendar year or (b) if Participants are notified after the beginning of the calendar year of their selection to participate in the plan for such calendar year or a partial calendar year, within thirty (30) days of receipt of such notice. All deferral elections shall be irrevocable; shall relate solely to amounts earned after the filing of a deferral election with the Committee; and shall be made on an "Election Form," as described herein.

     Participants shall make the following irrevocable elections on each "Election Form":

     (a) The amount to be deferred with respect to each eligible component of Compensation for the specified year;

     (b) The length of the deferral period with respect to each eligible component of Compensation, pursuant to the terms of Section 5.3 herein.

     5.3 LENGTH OF DEFERRAL. The deferral periods elected by each Participant with respect to deferrals of Compensation for any given year shall be selected from among the choices specified by the Committee. The Committee shall specify one or more deferral periods which are at least three (3) years following the end of the calendar year in which the Compensation is earned, and no greater than five (5) years following retirement.

     5.4 PAYMENT OF DEFERRED AMOUNTS. Subject to the provisions of Section 5.5 and Section 9 of the Plan, Participants shall receive payment of deferred amounts, together with interest earned thereon, at the end of the deferred period in a single lump-sum cash payment, unless otherwise elected. If alternative methods for receiving payments are approved by the Committee, the Participant shall make election of the method of payment within the same time periods as required in Section 5.2 of the Plan.

     (a) Lump-Sum Payment. A lump sum payment shall be made in cash within sixty (60) days of the end of the deferral period by the Participant, as described in Sections 5.2 and 5.3 herein.

     (b) Installment Payments. If approved by the Committee, Participants may elect payout in annual installments, with a minimum number of installments of two (2), and a maximum of fifteen (15). The initial payment shall be made in cash within sixty (60) days after the commencement date selected by the Participant pursuant to Sections 5.2 and 5.3 herein. The remaining installment payments shall be made in cash each year thereafter, until the Participant's entire deferred compensation account has been paid. Earnings shall accrue on the deferred amounts in the Participant's deferred compensation account immediately prior to each such payment, multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the number of installment payments remaining.

     (c) Alternative Payment Schedule. If approved by the Committee, a Participant may elect an alternate payment schedule.

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     5.5 CHANGE IN CONTROL. Notwithstanding any provision contained in the Plan, in the event of a Change in Control, all participants shall be entitled to an immediate lump sum payment of their deferred amounts, together with earnings thereon.

ARTICLE 6.  DEFERRED COMPENSATION ACCOUNTS

     6.1 PARTICIPANTS' ACCOUNTS. The Company shall establish and maintain an individual bookkeeping accounts for deferrals made by each Participant under
Article 5 herein. Each account shall be credited as of the date the amount deferred otherwise would have become due and payable to the Participant.

     6.2 Earnings on Deferred Amounts. Compensation deferred under Article 5 shall accrue earnings on bases selected by the Participant from among the alternatives specified by the Committee from time to time. Earnings on deferred amounts (less the amount of any debits for any losses) shall be paid out to Participants at the same time and in the same manner as the underlying deferred amounts.

     6.3 Charges Against Accounts. Each Participant's deferred compensation account shall be debited for any payments made to the Participant or to his or her beneficiary.

     6.4 Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (who may be named contingently or successively) who, upon the Participant's death, will receive the amounts that otherwise would have been paid to the Participant under the Plan. All designations shall be signed by the Participant, and shall be in such form as prescribed by the Committee. Each designation shall be effective as of the date received from the Participant by the appropriate representative of the Company.

     Participants may change their beneficiary designations on a form prescribed by the Committee. The payment of amounts deferred under the Plan shall be in accordance with the last unrevoked written designation of beneficiary that has been signed by the Participant and properly delivered by the Participant prior to the Participant's death.

     In the event that a Participant does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Participant or the Participant's beneficiaries under the Plan shall be paid to the Participant's estate.

ARTICLE 7.  RIGHTS OF PARTICIPANTS

     7.1 Contractual Obligation. The Plan shall create a contractual obligation on the part of the Company to make payments of amounts equal to the balances in a Participant's accounts when due. Payment of account balances shall be made out of the general funds of the Company.

     7.2 Unsecured Interest. No Participant, or party claiming an interest in deferred amounts or earnings thereon through a Participant, shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

     7.3 Employment. Nothing in the Plan shall interfere with nor limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

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ARTICLE 8.  WITHHOLDING OF TAXES

     The Company shall withhold from a Participant's regular compensation from the Company an amount sufficient to satisfy foreign, Federal, state, and local income or other withholding tax requirements with regard not only to amounts deferred under the Plan but also to payments of Participant's balances. However, the Company reserves the right to institute alternative methods for satisfying the applicable income and withholding tax requirements.

ARTICLE 9.  AMENDMENT AND TERMINATION

     The Company hereby reserves the right to amend, modify or terminate the Plan at any time by action of the Committee. Except as described below in this
Article 9, no such amendment, modification or termination shall in any material manner adversely effect any Participant's rights to deferred amounts, contributions or earnings thereon, without the consent of the Participant.

     The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2,3 and 4 of Title I of ERISA. Accordingly, the Committee may terminate the Plan and commence termination payout for all or certain Participants, or remove certain employees as Participants, if it is determined by the United States Department of Labor or a court of competent jurisdiction that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt. If payout is commenced pursuant to the operation of this Article 9, the payment of such amounts shall be made in a lump sum regardless of the manner selected by each Participant under Section 5.4 herein as applicable.

ARTICLE 10.  MISCELLANEOUS

     10.1 NOTICE. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Senior Vice President - Employee Resources of the Company. Notices shall be deemed given as of the date of delivery, or if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     10.2 NONTRANSFERABILITY. Participants' rights to deferred amounts and earnings thereon under the Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution. In no event shall the Company make any payment under the Plan to any assignee or creditor of a Participant.

     10.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     10.4 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

     10.5 COSTS OF THE PLAN. All costs of implementing and administering the Plan shall be borne by the Company.

     10.6 APPLICABLE LAW. The plan shall be construed and enforced in accordance with the laws of the State of New York.

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     10.7  SUCCESSORS.  All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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